SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 5, 2006
NUMEREX CORP.
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-22920	11-2948749

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1600 Parkwood Circle
Suite 200
Atlanta, Georgia

(Address of principal executive offices)
30339

(Zip code)
(770) 693-5950

(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business Operations
Item 1.01 Entry into a Material Definitive Agreement
     The material terms of the Asset Transfer Agreement entered into between Airdesk LLC, a wholly-owned subsidiary of Numerex Corp. (the “Company”) and AIRDESK, Inc., are described below in Item 2.01 of this report, which is incorporated by reference into this Item 1.01.
Section 2. — Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets
     As previously reported, on January 5, 2006 the Company completed the acquisition of the assets of AIRDESK, Inc. through its wholly-owned subsidiary, Airdesk LLC. The assets relate to AIRDESK’s machine-to-machine (M2M) solutions and services business and consist of furniture, fixtures, equipment (consisting of hardware and software), inventory, distribution rights agreements, accounts receivable, trademarks and other intellectual property, including Airdesk’s network gateway and billing system and “Airsource” database library, and goodwill.
     Total consideration for the asset purchase is approximately $4,000,000 payable in the form of shares of the Company’s common stock and the assumption of certain of AIRDESK’s existing indebtedness. In addition, if certain revenue and other performance targets are achieved, the Company could issue an additional 300,000 shares of the Company’s common stock (valued at approximately $1,500,000) over a three-year period as an earnout.
     At the closing of the transaction, the Company paid approximately $1,000,000 of AIRDESK’s outstanding debt and assumed an additional $1,300,000 of debt payable over a two-year period. In addition, the Company issued shares of common stock valued at approximately $200,000 to AIRDESK. The Company deposited the remaining shares of common stock, valued at approximately $1,500,000, with an Escrow Agent. The Escrow Agent will release the shares of common stock to AIRDESK over a two-year period in accordance with the terms of the Escrow Agreement. The shares of common stock subject to the Escrow Agreement will be available to the Company as indemnification in the event of breaches by AIRDESK of certain representations and warranties contained in the Asset Transfer Agreement.
     The information above summarizes, and does not provide a complete description of, the transactions consummating the acquisition of AIRDESK™. The above summary is qualified in its entirety by reference to the full text of the transaction documents, which are attached as exhibits hereto.
     On January 5, 2006, the Company issued a press release announcing the completion of the acquisition. A copy of the press release is attached hereto as Exhibit 99.3 and incorporated into this Item 2.01 by reference.
Section 3.02 — Securities and Trading Markets
Item 3.02 Unregistered Shares of Equity Securities.
     The Company’s shares of common stock issued to AIRDESK in connection with this transaction, will be issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The Company did not engage an underwriter or placement agent in connection with this transaction.

Section 9. — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of business acquired.
(b) Pro forma financial information.
     The Company intends to evaluate the significance of the acquisition described in Item 2.01 above based on its audited financial statements for the year ended December 31, 2005. If required, the audited consolidated financial statements for AIRDESK for the periods specified in Rule 3-05(b) of Regulation S-X required to be furnished under this Item 9.01(a) and pro forma financial information required by Item 9.01(b) will be furnished by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.
(c) Not applicable.
(d) Exhibits.
2.1 Asset Transfer Agreement, dated January 5, 2006 and effective as of January 1, 2006, by and between Airdesk, LLC, a wholly-owned subsidiary of the Company, and AIRDESK, Inc.
99.1 Escrow Agreement, dated January 5, 2006 and effective as of January 1, 2006, by and between Airdesk, LLC, a wholly-owned subsidiary of the Company, and Salisbury & Ryan LLP.
99.2 Registration Rights Agreement, dated January 5, 2006 and effective as of January 1, 2006, by and between the Company and AirDesk, Inc.
99.3 Press Release of Numerex Corp. dated January 5, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUMEREX CORP.

/s/ Stratton Nicolaides

Stratton Nicolaides
Chief Executive Officer

Date: January 11, 2006